EXHIBIT 10.10

2010 COOPER-STANDARD HOLDINGS INC. MANAGEMENT INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”), is made effective as of the day of         , 2010 (the “Date of Grant”), between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the 2010 Cooper-Standard Holdings Inc. Management Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Shares provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

(a) “Restricted Shares” shall mean the grant of Time Restricted Stock described in Section 2.

(b) “Time Restricted Stock” shall mean the grant of Restricted Stock pursuant to which the lapsing of Transfer Restrictions is governed by Section 4(a).

(c) “Transfer Restrictions” is defined in Section 3.

2. Grants. The Company hereby grants to the Participant [    ] Shares of Common Stock as Time Restricted Stock on the terms and conditions set forth in this Agreement. The Participant’s rights with respect to the Restricted Shares will remain forfeitable at all times prior to the applicable Lapse Dates described in Section 4.

3. Restrictions on Transfer. Prior to the applicable Lapse Date, the Participant will not be entitled to sell, transfer, or otherwise dispose of or pledge or otherwise hypothecate or assign the Restricted Shares (collectively, the “Transfer Restrictions”); provided, however, that in no event will the Participant, after the applicable Lapse Date, be entitled to transfer, sell, pledge, hypothecate or assign the Shares of Restricted Stock except as provided for in a stockholders agreement, if any.

4. Lapsing of Restrictions.

(a) Time Restricted Stock. Subject to the remainder of this Section 4 and the Participant’s continued Employment with the Company or its Affiliate, the Transfer Restrictions on the Shares of Time Restricted Stock shall lapse, and such Shares shall no longer be subject to forfeiture, with respect to fifty percent (50%) of the Shares of the Time Restricted Stock on the first anniversary of the Date of Grant, with respect to twenty-five percent (25%) of the Shares of the Time Restricted Stock on the second anniversary of the Date of Grant, and with respect to twenty-five percent (25%) of the Shares of the Time Restricted Stock on the third anniversary of the Date of Grant, (each such anniversary, a “Lapse Date”).

(b) Change of Control. Notwithstanding the foregoing, in the event of a Change of Control while the Participant remains in Employment with the Company or its Affiliate, the Transfer Restrictions on the Shares of Time Restricted Stock shall lapse with respect to 100% of such Shares then outstanding and such Shares shall no longer be subject to forfeiture.

(c) Termination of Employment. Upon termination of the Participant’s Employment with the Company or its Affiliate due to the Participant’s death, Disability or as the result of an involuntary removal by action of the stockholders, the Transfer Restrictions shall immediately lapse with respect to the portion of the Restricted Shares granted hereunder, based on the following fraction, the numerator of which is the days served as a director from the later of the Date of Grant or the most recent Lapse Date through the termination date and the denominator of which is 365, times:

1) 50%, if such termination occurs prior to the first Lapse Date, or

2) 25%, if such termination between the first and third Lapse Dates and such Shares shall no longer be subject to forfeiture as of the date of termination; provided however, upon a termination of the Participant’s Employment with the Company or its Affiliate due to a Termination Event of the Stockholder (as such terms are defined in the Director Nomination Agreement made as of May 27, 2010, among Cooper-Standard Holdings Inc., a Delaware corporation and [    ] ), the Transfer Restrictions shall immediately lapse with respect to 50% of the Restricted Shares granted hereunder if such termination occurs prior to the first Lapse Date and with respect to 25% of the Restricted Shares granted hereunder if such termination occurs between the first and third Lapse Dates.

5. Delivery of Restricted Shares. The Company shall not be liable to the Participant for damages relating to any delays in issuing any such certificates to the Participant, any loss of any such certificates, or any mistakes or errors in the issuance of such certificates or in such certificates themselves; provided that the Company shall correct any such errors caused by it. Any such certificate or certificates shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Dividends and Voting Rights. Subject to Section 12, upon issuance of the Restricted Shares, the Participant shall generally have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Shares and the right to receive all dividends or other distributions paid or made with respect thereto; provided, however, that any such dividends or distributions shall be subject to the same Transfer Restrictions, forfeiture and vesting schedule as the Restricted Shares and shall not be paid to the Participant unless and until such Transfer Restrictions lapse. Any such deferred dividends or distributions shall be credited during the deferral period with interest at a rate per annum as the Committee, in its discretion, may determine. Payment of any such deferred dividends or distributions, together with interest accrued thereon, shall be made upon the lapsing of the Transfer Restrictions on the Restricted Shares, and any such deferred dividends or distributions (together with any interest accrued thereon) shall be forfeited upon the forfeiture of such Restricted Shares.

7. No Right to Continued Employment. The granting of the Restricted Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any of its Affiliates to continue the Employment of the Participant.

8. Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company and its Affiliates shall have the right and are hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares or any transfer under or with respect to the Restricted Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9. Securities Laws. Upon the acquisition of any Shares pursuant to the Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

12. Restricted Shares Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Commitment Agreement and the Plan of Reorganization. The Restricted Shares are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COOPER-STANDARD HOLDINGS INC.

By:

Agreed and acknowledged as of the date first above written:

Participant: